HERNAN CELORRIO JOINS BOARD OF DIRECTORS,

DR. FEDOR ZHIMULEV APPOINTED CHIEF EXPLORATION GEOLOGIST

Vancouver, B.C. Canada January 17, 2012 - Pan American Goldfields Ltd. (OTCQB: "MXOM") (the "Company") is pleased to announce the appointment of Mr. Hernan Celorrio to its board of directors. Mr. Celorrio, a lawyer, is an expert in Argentinean mining law. Previously Mr. Celorrio was an advisor to the board and he continues as a director of the Company's subsidiary Recursos Argentinos SA. Mr. Celorrio was the president of Barrick Exploraciones Argentina S.A. and a Vice President of Minera Peñoles in Argentina, in addition to sitting on the board of Directors of Northern Orion Resources and Yamana Resources (Compañia Minera Polimet S.A.) in Argentina.

Dr. Fedor Zhimulev MSc. PhD Honors, Novosibirsk State University has joined the Company as its Chief Exploration Geologist. He was a former senior researcher at the Sobolev Institute of Geology and Mineralogy and has extensive experience conducting fieldwork in the Far East, Middle Asia and India. He has published 14 papers regarding tectonics and the geologic development history of Northern Kazakhstan, Siberia and Central Asia, In 2009 -2011 he was appointed as leader of the institute's junior Scientists Community and last year was awarded the Academican Sobolev prize for junior scientists from the Siberian Branch of the Academy of Sciences. Dr. Zhimulev has published two books on structural geology and geological mapping.

About Pan American Goldfields

Pan American Goldfields is a precious metal producer and exploration company. It is a specialist in exploration, mine development and production in Mexico's booming Sierra Madre Gold-Silver Belt. The company's most advanced project is its now producing Cieneguita gold-silver mine where a preliminary economic assessment is underway. In addition, it holds the Cerro Delta project in Argentina, where it is exploring for large gold and copper-gold mineralization in the Maricunga Gold Belt in Argentina, across from a number of world-class projects in Chile. The company continues to assess other high impact opportunities.

On behalf of the Board of Directors,

Neil Maedel, Chairman

Safe Harbor Disclosure

The information in this press release contains forward-looking statements regarding future events or the future financial performance of the Company. Please note that any statements that may be considered forward-looking are based on projections; that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond our control, including, among others, the timing and outcome of our feasibility study on our Cieneguita Project; the costs and results of our initial production activities on our Cieneguita Project; the future financial and operating performances of our projects; the estimation of mineral resources and the realization of mineral reserves, if any, on our existing and any future projects; the timing of exploration, development, and production activities and estimated future production, if any; estimates related to costs of production, capital, operating and exploration expenditures; requirements for additional capital and our ability to raise additional capital on a timely basis and on acceptable terms; government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses; title disputes or claims against our existing and any future projects; and the future price of gold, silver, or other minerals. These and other factors can be found in our filings with the SEC. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

For further information:

Email: info@panamgoldfields.com

Tel: 604-340-8678